UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2011

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington		99202-2600
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Avista Corporation (Avista Corp. or the Company) with the Securities and Exchange Commission on May 17, 2011. The purpose of this amendment is to disclose the decision by the Company’s Board of Directors regarding how frequently it will conduct shareholder advisory votes on executive compensation.

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders of Avista Corp. was held on May 12, 2011. In connection with this meeting, Avista Corp. shareholders voted on, among other matters, an advisory (non-binding) resolution on the frequency of advisory votes on executive compensation. Results of the voting were as follows:

Proposal 5: Advisory (non-binding) vote on the frequency of an advisory vote on executive compensation.

				Broker
1 year	2 years	3 years	Abstain	Non-votes
38,002,800	313,055	6,598,988	600,354	6,309,434

This advisory (non-binding) resolution was approved as a frequency of every year. Abstentions and broker non-votes had no effect on the outcome.

Based on these results, the Company’s Board of Directors has determined that the Company will hold an advisory vote on executive compensation every year until the next shareholder advisory vote on this matter. This shareholder advisory vote will occur no later than the 2017 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date: August 16, 2011	/s/ Marian M. Durkin
Marian M. Durkin
Senior Vice President, General Counsel
and Chief Compliance Officer